UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2006

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York		14624

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information regarding Mr. Zimmer set forth under Item 5.02 is incorporated herein by reference.
Item. 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     A.  Appointment of Charles P. Hadeed as President
     On May 23, 2006, Charles P. Hadeed was named President of Transcat, Inc. (“Transcat”) succeeding Carl E. Sassano. Mr. Sassano will continue to serve as Transcat’s Chairman of the Board and Chief Executive Officer and Mr. Hadeed, in addition to serving as President, will continue to serve as Transcat’s Chief Operating Officer.
     Mr. Hadeed, age 56, joined Transcat in April 2002 as Vice President of Finance and Chief Financial Officer. In addition to those responsibilities, he was named Chief Operating Officer in October 2004. Prior to joining Transcat, he served as Vice President-Healthcare Ventures Group with Henry Schein Inc. Prior to that, he served as Group Vice President-Operations at Del Laboratories Inc., and in various executive positions, including Vice President-Global Lens Care Operations, President-Oral Care Division, Vice President-Operations-Personal Products Division and Vice President/Controller-Personal Products Division during his 20 year career at Bausch & Lomb, Inc.
     Transcat and Mr. Hadeed are not parties to an employment agreement, however, on April 19, 2006, Transcat entered into an Amended and Restated Agreement for Severance Upon Change in Control with Mr. Hadeed. Pursuant to this agreement, if a change in control of Transcat occurs and Mr. Hadeed’s employment is terminated for any reason (other than voluntary resignation, death, disability, or retirement, or termination by Transcat for certain reasons) during the period beginning with the agreement for or announcement of a proposed change in control and ending 24 months following the change in control, Transcat would be required to continue to pay him his full salary and bonus and continue his benefits for a period of 24 months following the date of termination of employment, and all stock grants, stock options and similar arrangements would immediately vest.
     The form of Amended and Restated Agreement for Severance Upon Change in Control was previously filed as Exhibit 10.1 to Transcat’s Form 8-K dated April 19, 2006.
     B.  Appointment of John J. Zimmer as Chief Financial Officer and Vice President of Finance
     On May 23, 2006, John J. Zimmer was named Chief Financial Officer and Vice President of Finance, a position previously held by Mr. Hadeed. Transcat and Mr. Zimmer have agreed that Mr. Zimmer’s employment will commence on June 1, 2006.
     Mr. Zimmer, age 47, a certified public accountant, most recently served as Executive Vice President and Chief Financial Officer of E-chx, Inc. Prior to joining E-chx, Inc. in October 2003, he was a Principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as Vice President-Finance and Treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as Controller, then Vice President-Finance and later Vice President and Treasurer.

     Transcat and Mr. Zimmer are not parties to an employment agreement. Mr. Zimmer will be employed by Transcat on a “at will” basis at an annual base salary of $150,000 and will be eligible for all benefits provided to employees by Transcat. He will also be eligible to participate in Transcat’s Performance Incentive Plan.
     Transcat’s press release announcing Mr. Hadeed’s appointment as President and Mr. Zimmer’s appointment as Chief Financial Officer and Vice President of Finance is attached to this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Transcat, Inc. Press Release dated May 23, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 26, 2006	By:	/s/ Carl E. Sassano

Carl E. Sassano
Chairman of the Board and Chief Executive Officer